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EXHIBIT 4.4

                             FIRST AMENDMENT TO UNSECURED
REVOLVING CREDIT AGREEMENT

     This FIRST AMENDMENT TO UNSECURED REVOLVING CREDIT AGREEMENT (this "Amendment") is made as of this 19th day of June, 1998 by and among GREAT LAKES REIT, L.P., a Delaware limited partnership ("Borrower"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of America"), individually and as Administrative Agent, THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), individually and as Documentation Agent, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES ("Dresdner"), U. S. BANK NATIONAL ASSOCIATION ("US Bank") and LASALLE NATIONAL BANK ("LaSalle").

     A. Borrower, Bank of America, First Chicago, Dresdner, US Bank and LaSalle are parties to an Unsecured Revolving Credit Agreement dated as of April 6, 1998 (the "Original Credit Agreement"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Original Credit Agreement.

     B. Pursuant to the terms of the Original Credit Agreement, the Lenders agreed to provide Borrower with a revolving credit facility in an aggregate principle amount of up to $150,000,000. The parties hereto desire to amend the Original Credit Agreement in order to, among other things, modify certain financial covenants contained therein.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      AGREEMENTS

     1. The foregoing Recitals to this Amendment are hereby incorporated into and made a part of this Amendment.

     2. From and after the Effective Date, as defined below, the undersigned agree that if Borrower falls out of compliance with the Pre-existing Covenants, as defined below, then commencing as of the date the first such non-compliance occurs and continuing only until the earlier of (i) 180 days after the Effective Date, and (ii) the date on which Borrower comes back into compliance with both
(a) Consolidated Total Indebtedness is less than or equal to 50% of the Gross Asset Value, and (b) Consolidated Unsecured Debt is less than or equal to 50% of the Value of Unencumbered Assets (such covenants being referred to jointly, as the "Pre-existing Covenants"):

          a) Section 7.2 of the Original Credit Agreement shall be deemed to have been deleted in its entirety and replaced with the following:

               "7.2 MAXIMUM CONSOLIDATED LEVERAGE RATIO.  As


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               of the end of any fiscal quarter, permit Consolidated Total
               Indebtedness to exceed 55% of The Gross Asset Value."

          b) Section 7.5 of the Original Credit Agreement shall be deemed to have been deleted in its entirety and replace with the following:

               "7.5 MAXIMUM UNENCUMBERED ASSET COVERAGE RATIO. As of the end of any fiscal quarter, permit Consolidated Unsecured Debt to exceed 55% of the Value of Unencumbered Assets."

From and after the earlier of (a) 180 days after the Effective Date, and (b) the date on which Borrower comes back into compliance with the Pre-existing Covenants, all of the provisions of this Section 2 shall be automatically null and void.

     3. The "Effective Date" shall be the date on which all of the following conditions shall have been fulfilled (or waived by the Lenders):

          a)   no Default or Event of Default then exists;

          b) Borrower shall have executed and delivered, or caused to be executed and delivered, to Administrative Agent (i) a certificate dated as of the Effective Date signed by Borrower and Great Lakes REIT, Inc. ("General Partner") representing and warranting that (w) the Loan Documents are then in full force and effect and that, to the best of their knowledge, Borrower and General Partner then have no defenses or offsets to, or claims or counterclaims relating to, their obligations under the Loan Documents; (x) each of the representations and warranties contained in the Original Credit Agreement are true and correct, as and to the extent set forth in the Original Credit Agreement, (y) no Default or Event of Default has occurred and is continuing under the Loan Documents; and (z) no change in the financial condition of Borrower or the General Partner that would have a Material Adverse Effect has occurred since December 31, 1997; (ii) a certificate or certificates dated as of the Effective Date signed by a Qualified Officer of Borrower and each Guarantor that no changes have been made to the organizational documents or incumbency certificate of the Borrower or such Guarantor since the date of the Original Credit Agreement (or attaching certified copies of such changes); and (iii) opinions of counsel regarding the due authorization and enforceability of this Amendment and each Amendment to Guaranty, together with supporting resolutions and other evidence of authority, all satisfactory to the Administrative Agent;


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          c)   Each Guarantor shall have executed and delivered to
          Administrative Agent a First Amendment to Guaranty in the form attached hereto as EXHIBIT A.

          d) Borrower shall have paid to Administrative Agent the fees specified in the side letter of even date herewith between Borrower and Administrative Agent.

     If the Effective Date has not occurred by June 30, 1998, either Borrower or Administrative Agent may elect to terminate this Amendment whereupon this Amendment and all First Amendments to Guaranty shall have no further force or effect and the Original Credit Agreement and Guaranties shall continue as if such amendments have not been executed.

     4. From and after the Effective Date, and continuing only until the earlier of (i) 180 days after the Effective Date, and (ii) the date on which Borrower comes into compliance with the Pre-existing Covenants, Section 2.6 of the Original Credit Agreement shall be amended by deleting the table contained therein in its entirety, and replacing such table with the following table:


--------------------------------------------------------------------------------
                                       APPLICABLE             APPLICABLE
                                      MARGIN-LIBOR            MARGIN-BASE
                LEVERAGE RATIO          ADVANCES             RATE ADVANCES
--------------------------------------------------------------------------------
less than or equal to 35%              1 percent             0 percent
--------------------------------------------------------------------------------
greater than 35% but less than      1.15 percent             0 percent
or equal to 45%
--------------------------------------------------------------------------------
greater than 45%, but less          1.30 percent             .15 percent
than or equal to 50%
--------------------------------------------------------------------------------
greater than 50%, but not to        1.45 percent             .20 percent
exceed 55%
--------------------------------------------------------------------------------


     5. Except as specifically modified hereby, the Original Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the "Agreement," the "Credit Agreement" or the "Revolving Credit Agreement" henceforth shall be deemed to refer to the Original Credit Agreement as amended by this Amendment. Borrower hereby remakes as of the date hereof and as of the Effective Date each of its representations and warranties contained in the Original Credit Agreement (including, without limitation, those contained in Article VI thereof).


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     6.   This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but given effect to federal laws applicable to national banks. This Amendment shall be effective when it has been executed by Borrower, Administrative Agent and each other Lender, and each Party has notified Administrative Agent by telecopy or telephone that it has taken such action.

     IN WITNESS WHEREOF, the Borrower the Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

                              GREAT LAKES REIT, L.P.

                              By:  Great Lakes REIT, Inc., its General Partner

                              By:______________________________________
                              Print Name:_______________________________
                              Title:____________________________________

                              823 Commerce Drive
                              Suite 300
                              Oak Brook, IL  60523
                              Attention:     James Hicks
                              Telephone:     (630) 368-2914
Commitments:                  Facsimile:     (630) 368-2929
-----------
$30,000,000                   BANK OF AMERICA NATIONAL TRUST
-----------                   AND SAVINGS ASSOCIATION, individually and as
20% of Aggregate              Administrative Agent
Commitment

                              By:____________________________________
                              Print Name:_____________________________
                              Title:__________________________________

                              Commercial Real Estate Services
                              231 South LaSalle Street, 12th Floor
                              Chicago, IL  60697
                              Attention:     Daniel G. Walsh
                              Telephone:     (312) 828-5087
                              Facsimile:     (312) 974-4970


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$30,000,000                   THE FIRST NATIONAL BANK OF CHICAGO,
-----------                   individually and as Documentation Agent
20% of Aggregate
Commitment
                              By:_________________________________
                              Print Name:__________________________
                              Its:_________________________________

                              One First National Plaza
                              Chicago, IL  60670
                              Attention:     Michael Parisi
                              Telephone:     (312) 732-5067
                              Facsimile:     (312) 732-1117


$30,000,000                   DRESDNER BANK AG, NEW YORK AND
-----------                   GRAND CAYMAN BRANCHES
20% of Aggregate
Commitment
                              By:_________________________________
                              Print Name:__________________________
                              Its:_________________________________

                              190 South LaSalle Street, Suite 2700
                              Chicago, IL  6000603
                              Attention:     Jim Blessing
                              Telephone:     (312) 444-1318
                              Facsimile:     (312) 444-1301


$30,000,000                   U. S. BANK NATIONAL ASSOCIATION
-----------
20% of Aggregate
Commitment                    By:_________________________________
Commitment                    Print Name:__________________________
                              Its:_________________________________

                              701 Lee Street
                              Des Plaines, IL  60016
                              Attention:     James J. West
                              Telephone:     (847) 390-5612
                              Telecopy:      (847) 390-5699


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$30,000,000                   LASALLE NATIONAL BANK
-----------
20% of Aggregate
Commitment                    By:________________________________
Commitment                    Print Name:_________________________
                              Its:________________________________

                              135 South LaSalle Street
                              Chicago, IL  60603
                              Attention:     John C. Hein
                              Telephone:     (312) 904-8620
                              Telecopy:      (312) 904-6467